UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005 (April 1, 2005)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29818	52-2165845
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index located on Page 4

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1: PRESS RELEASE

Item 8.01. Other Events.

     On April 1, 2005, LifePoint Hospitals, Inc. issued a press release announcing that, in connection with the previously announced tender offer by its subsidiary, Lakers Holding Corp., for any and all of the $172.5 million aggregate principal amount of Province Healthcare Company’s 4 1/4% Convertible Subordinated Notes due 2008 (the “Notes”), the purchase price to be paid for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) in the offer has been increased from $1,060 to $1,070, plus accrued and unpaid interest up to, but not including, the date of payment for the Notes. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ William F. Carpenter III

Name:	William F. Carpenter III
Title:	Executive Vice President, General Counsel and Secretary

Date: April 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by LifePoint Hospitals, Inc. on April 1, 2005